Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of May 9, 2013, is between Claimsnet.com, Inc., a Delaware corporation (“Assignor”), and ANC Holdings, LLC a Texas limited liability company  (“Assignee”)(Assignor and Assignee are sometimes collectively referred to as the “Parties” and individually referred to as a “Party”).

RECITALS.  Except for Excluded Assets (the “Excluded Assets”), Assignor desires to assign all of its assets (collectively, the “Assets”) to Assignee, which is a wholly owned subsidiary of Assignor, pursuant to the terms hereof, and Assignee agrees to acquire the Assets pursuant to the terms hereof. The Parties understand and agree that the purpose and intent of this Agreement is to transfer to Assignee all of the Assets, financial and legal liabilities and obligations that constitute the business of Claimsnet.com immediately prior to the acquisition of TransCoastal Corporation.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.           Effective Time.  This Agreement and the assignment and assumption provided for in this Agreement shall be effective immediately before the closing of the acquisition of TransCoastal Corporation on the date hereof (the “Effective Time”).

2.           Claimsnet.com Name.  Included in the Assets is the name Claimsnet.com.  Assignor acknowledges that Assignee intends to use the name Claimnet.com as an assumed name and will file assumed name certificates in connection therewith.  In the event the all or substantially all of the assets or stock of Assignee is sold to third party, Assignee agrees to change its name to a name not similar to Claimsnet.com.

3.           Excluded Assets.  Notwithstanding anything to the contrary, the assets (the “Excluded Assets”) set forth on Exhibit A hereto shall not be assigned to Assignee.

4.           Assignment by Assignor.  As of the Effective Time, Assignor hereby transfers, assigns, conveys and delivers to Assignee, all right, title and interest of Assignor in and to the Assets.

5.           Assumption by Assignee. Assignee hereby fully and completely assumes and agrees to perform all of the duties, and be solely responsible for all liabilities debt and all other obligations of Assignor that constitute the Claimsnet.com business of Assignor including those arising prior to, on or after the Effective Time hereof in connection with the Assets.

6.           Indemnification.  Assignee hereby agrees to fully and completely indemnify, defend, and hold harmless Assignor with respect to any duty, all liabilities, debt and all other obligations constituting the Claimsnet.com business of Assignor immediately prior to the acquisition of TransCoastal Corporation or in connection with the Assets for events arising prior, on or after the Effective Time.

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7.           No Third Party Beneficiaries.  Nothing herein is intended to or shall be deemed to grant any rights or benefits to any person or entity other than the Parties; no third party shall have any rights as a result of this Agreement except to the extent that such a person is a successor or assignee of one of the Parties.

8.           Taxes.  Assignee agrees to pay all taxes and governmental charges in connection with this Agreement and the transfer of the Assets to Assignee, and Assignee hereby agrees to fully and completely indemnify, defend, and hold harmless Assignor against any liability or responsibility for any such taxes and governmental charges.

9.           Required Notices and Consents.  Assignor has given or will give notice of the assignment of the Assets effected by this Agreement to all persons or entities known to it to be entitled to such notice and has or will obtain any required consents to the assignment of the Assets effected by this Agreement.

10.         Further Assurances.  Assignor and Assignee shall from time to time execute and deliver to the other Party such other documents, in form and substance satisfactory to such other Party, as such other Party may deem necessary or appropriate to more fully vest in Assignee title to the Assets and the assignment of Assignor’s liabilities by Assignor.

11.         Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

12.         Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

13.         Governing Law; Venue.  This Agreement and the rights and obligations of the Parties shall be governed by, construed, and enforced in accordance with internal laws (and not the conflicts laws) of Texas.  Each Party agrees that (a) this Agreement is performable in Dallas County, Texas, (b) venue in any proceeding to enforce or interpret any provision of this Agreement is properly in Dallas County, Texas, and (c) such Party is subject to the jurisdiction of the courts in Dallas County, Texas.

14.         Costs, Expenses, and Legal Fees.  Each Party (the “Obligated Party”) agrees to pay the costs and expenses, including but not limited to reasonable attorneys’ fees, incurred by the other Party who prevails in (a) enforcing any of the terms of this Agreement or (b) proving that the Obligated Party breached any of the terms of this Agreement.

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15.         Waiver.  The waiver by a Party of any breach of any provision of this Agreement must be in writing and a specific written waiver shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision hereof.

16.         Notices.  Any notice or communication pursuant hereto must be in writing and given by (a) deposit in the mail, addressed to the Party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service or overnight delivery service, or (c) transmission by telecopy.  Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, overnight delivery, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger being proof of delivery) or at such time as delivery is refused by the addressee upon presentation.  For purposes of notice, the addresses and telecopy numbers of the Parties shall be as set forth beside their signatures to this Agreement.  A Party may change its address for notice or telecopy number by written notice given to the other Party.

17.         Miscellaneous.  This Agreement may be modified only by a writing signed by each Party.  There are no oral agreements between the Parties to this Agreement.  This Agreement may be executed in counterparts.  Faxed copies of manually executed signature page(s) to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page(s).  Any Exhibit referred to herein is incorporated by reference herein.  The captions in this Agreement are for convenience of reference only and are not to be considered in interpreting this Agreement.  Use of “herein,” “hereof,” “hereby” or similar terms refer to this Agreement as a whole.  The reference to any gender shall be construed to include the masculine, feminine, and neuter.  This Agreement is binding on the Parties and their heirs, estates, personal representatives, successors, and assigns.  This Agreement is not be construed against the Party responsible for, or primarily responsible for, preparing this Agreement.  Time is of the essence with respect to all of Assignee’s obligations in this Agreement.

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SIGNED BY AND IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first set forth above.

Address:		CLAIMSNET.COM, INC.

14860 Montfort Drive
Suite 250
Dallas, Texas 75254		By:	/s/ Don Crosbie

Telecopy No.:	972-458-1737	Name:	Don Crosbie
Attn:	Don Crosbie, CEO	Title:	Chief Executive Officer

Address:		ANC HOLDINGS, LLC

14860 Montfort Drive
Suite 250
Dallas, Texas 75254		By:	/s/ Don Crosbie

Telecopy No.:	972-458-1737	Name:	Don Crosbie
Attn:	Don Crosbie, President	Title:	President

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Exhibit A

Excluded Assets

1.	Agreements with TransCoastal Corporation

2.
All corporate, financial and tax records of Assignee, provided that Assignee may have reasonable access to such records and make copies thereof for valid business purposes, including in connection with the assumption of liabilities under the Agreement.

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